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                                                                    Exhibit 21.1


List of Subsidiaries


        Set forth in the table below is a list of Net Servicos de Comunicacao S.A.'s direct and indirect subsidiaries:

Name of Subsidiary                                          Jurisdiction of
------------------                                          ---------------
                                                              Organization
                                                             ------------


Multicanal Telecomunicacoes S.A..................               Brazil
Net Belo Horizonte Ltda..........................               Brazil
CMA Participacoes S.A............................               Brazil
Net Brasilia Ltda................................               Brazil
Net Rio S.A......................................               Brazil
Net Recife Ltda..................................               Brazil
Net Sao Paulo Ltda...............................               Brazil
Net Indaiatuba Ltda..............................               Brazil
Net Sao Carlos S.A...............................               Brazil
Net Franca Ltda..................................               Brazil
Net Sul Comunicacoes Ltda........................               Brazil
TV Cabo e Comunicacoes Jundiai S.A...............               Brazil
Horizonte Sul Comunicacoes Ltda..................               Brazil
DR-Empresa de Distribuicao e Recepcao de TV Ltda.               Brazil
Net Parana Comunicacoes Ltda.....................               Brazil
Net Joinville Ltda...............................               Brazil
Net Florianopolis Ltda...........................               Brazil
Net Curitiba Ltda................................               Brazil
Net Maringa Ltda.................................               Brazil
Net Arapongas Ltda...............................               Brazil
Televisao a Cabo Criciuma Ltda...................               Brazil
Net Sao Jose do Rio Preto Ltda...................               Brazil
Net Piracicaba Ltda..............................               Brazil
Net Ribeirao Preto S.A...........................               Brazil
Net  Bauru Ltda..................................               Brazil
Net Goiania Ltda.................................               Brazil
Net Anapolis Ltda................................               Brazil
Net Campo Grande Ltda............................               Brazil
Net Sorocaba Ltda................................               Brazil
Reyc Comercio e Participacoes Ltda...............               Brazil
Net Londrina Ltda................................               Brazil
TV Cabo de Chapeco Ltda..........................               Brazil
Dabny, L.L.C.....................................           Delaware, USA
Cabodinamica TV Cabo Sao Paulo S.A...............               Brazil
TV Video Cabo de Belo Horizonte S.A..............               Brazil
Jonquil Ventures Limited.........................      British Virgin Islands
Alnor Aluminio do Norte Ltda.....................               Brazil
Antenas Comunitarias Brasileiras Ltda............               Brazil